UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 17, 2006

Clarient, Inc

(Exact name of registrant as specified in its charter)

Delaware	000-22677	75-2649072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

31 Columbia , Aliso Viejo, CA	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (949) 425-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(d).       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 17, 2006, Gregory Waller was appointed to the Company’s Board of Directors effective December 1, 2006. Mr. Waller will be replacing Steve Hamm on the Board of Directors (who had previously submitted his resignation) and will also serve as chairman of the Company’s audit committee.  As the Company previously reported, Mr. Hamm accepted a position as Chief Financial Officer of Aspen Holdings and concluded that he would not be able to continue in his role as director of the Company.

Mr. Waller’s career spans more than 30 years of experience in the healthcare industry and encompasses a variety of financial and operational functions both in the U.S. and abroad.  He was with Sybron Dental for more than 24 years in a variety of capacities, including more than a decade as Chief Financial Officer.  Prior to being named CFO, he was Vice President of European operations for Kerr Corporation and Vice President and Controller of Ormco, each of which is a subsidiary of Sybron Dental.  Mr. Waller also currently serves as a member on the Board of Directors as well as the chairman of the audit committee for Endologix, Inc., Alsius, Corporation, SenoRx, Inc., and Vivometrics, Inc..  Mr. Waller has a BA in political science and an MBA in accounting from California State University at Fullerton.

Mr. Waller will receive the same compensation package as is applicable to our other outside directors.   Each of our directors who is not an employee of the Company, its subsidiaries or Safeguard Scientifics receives an annual cash retainer of $15,000. In addition, each director is paid a fee of $1,000 per meeting for attendance at Board meetings and each Committee meeting, except that if a director participates in a Board or Committee meeting via telephone, he or she is paid a fee of $500 for that meeting. An additional $5,000 annual fee is paid to each director who serves as a committee chairperson. All directors receive reimbursement of out-of-pocket expenses incurred in connection with attending meetings of the Board or Board Committees or with respect to other Company business.  In addition, each director who is not an employee of the Company, its subsidiaries or Safeguard is eligible to receive stock option grants at the discretion of the Board.  Mr. Waller will receive an initial stock option grant to purchase 30,000 shares of our common stock for joining the board of directors.  These options will have a seven-year term and are 20% vested on the grant date, with the remaining 80% vesting in 12 equal increments on the same day of each third month thereafter.  Following a year of service, Mr. Waller will also be eligible to receive an annual grant of options for non-employee directors (generally such grants are to purchase 10,000 shares of common stock) which vest 25% each three months after the date of grant.  Mr. Waller will also be eligible to receive an annual grant of options to purchase 5,000 shares for each year that he serves as the chairman of our audit committee which will vest 25% each three months following the grant date.  The exercise price of the options described above is equal to the fair market value of a share of Clarient common stock on the grant date.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.  The following exhibits are filed with this document:

Exhibit No.	Description of Exhibit
99.1	Press Release of Clarient Inc., dated November 22, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2006	By:	/s/ James V. Agnello
		Name:	James V. Agnello
		Title:	Senior Vice President and
Chief Financial Officer